Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-289046
Prospectus Supplement
(To prospectus dated July 29, 2025)
54,545,454 Shares
SOFI TECHNOLOGIES, INC.
Common Stock
We are offering 54,545,454 shares of our common stock (the “Offering”).
This prospectus supplement updates, amends and supplements the prospectus dated July 29, 2025, which forms a part of our Registration Statement on Form S-3 (Registration No. 333-289046) (the “Prospectus”). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.
Shares of our common stock are quoted on The Nasdaq Global Select Market (the “Nasdaq”) under the symbol “SOFI”. On December 4, 2025, the closing price of our common stock was $29.60.
 Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page iii of the Prospectus, page 27 of our Annual Report on Form 10-K for the year ended December 31, 2024, page 108 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and in any subsequent prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public	$27.50	$1,499,999,985.00
Underwriting Discount	$0.27	$14,727,272.58
Proceeds to SoFi Technologies, Inc. (before expenses)	$27.23	$1,485,272,712.42

The underwriters may also purchase up to an additional aggregate 8,181,818 shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. For additional information regarding underwriting compensation, see “Underwriting.” The underwriters expect to deliver the shares to purchasers on or about December 8, 2025, through the book-entry facilities of The Depository Trust Company.
Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	Citigroup	Deutsche Bank Securities	Mizuho
The date of this prospectus supplement is December 4, 2025.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement updates, amends and supplements the prospectus dated July 29, 2025, which forms a part of our Registration Statement on Form S-3 (Registration No. 333-289046) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) (the “Prospectus”). We are providing information to you about this Offering in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying Prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying Prospectus. The second part is the accompanying Prospectus, which provides more general information, some of which does not apply to this Offering.
Neither we nor the underwriters (or any of our or their affiliates) has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying Prospectus, or any subsequent prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters (or any of our or their affiliates) takes any responsibility for, or provides any assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters (or any of our or their affiliates) will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus supplement is not complete without the accompanying Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference. The Prospectus includes other information about our business, financial condition and risk factors you should consider before making any investment in our securities.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying base prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
The information contained or incorporated by reference in this prospectus supplement, the accompanying Prospectus or any related free writing prospectus prepared by us is accurate only as of the date of this prospectus supplement or the date of the accompanying Prospectus, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying Prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
If the description of this offering varies between this prospectus supplement and the accompanying Prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
As used in this prospectus supplement and the accompanying Prospectus, unless otherwise indicated or the context otherwise requires, the terms “SoFi Technologies,” “SoFi,” “we,” “our,” “us” and the “Company” mean SoFi Technologies, Inc. When we refer to “you,” we mean the potential holders of the shares of our common stock.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the Prospectus and the documents incorporated by reference herein and therein contain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for our future operations; anticipated trends and prospects in the industries in which our business operates; new products, services and related strategies; anticipated actions by governmental authorities; and macroeconomic conditions. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement and the Prospectus, words such as “aim”, “allow”, “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “if”, “intend”, “likely”, “may”, “might”, “opportunity”, “plan”, “possible”, “possibility”, “potential”, “predict”, “project”, “should”, “strive”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements are subject to risks, uncertainties and other factors that include, but are not limited to, those factors described in “Risk Factors” and elsewhere in the documents incorporated by reference into this prospectus supplement and the Prospectus, including among other things:
•our ability to maintain or enhance profitability in the future;
•the impact on our business of the current and evolving regulatory environment and complexities associated with compliance;
•the effect and impact of evolving laws, rules, regulations, executive actions and government enforcement policies, including any federal or state loan forgiveness programs, as well as changes in government resources and personnel;
•the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, which could cause economic and market volatility, and regulatory responses thereto;
•our ability to manage our growth effectively and execute our strategy with respect to the development and expansion of our business, including through continuing to enhance our brand and attract additional members;
•our ability to continue to originate and sell loans to third parties, and the impact of the performance of loans held on our balance sheet;
•our ability to access sources of capital on favorable terms, if at all, including debt financing, deposits and other sources of capital to finance operations and growth;
•our ability to continue to grow our fee-based revenue, expand our Loan Platform Business and diversify our sources of income;
•the impact of and our ability to respond to general economic conditions and other macroeconomic and geopolitical factors, such as elevated and fluctuating interest rates, inflationary pressures, trade restrictions such as sanctions, tariffs, reciprocal and retaliatory tariffs, and other tariff-related measures, global trade relations, counterparty risk, changing customer demand and employment rates, capital markets volatility, instability in the financial services industry, uncertainty stemming from government actions and policies and regulatory priorities, the possibility of a recession, and domestic or international conflicts or disputes;
•the success of our marketing efforts and our ability to expand our member base;
•our ability to grow market share in existing markets or any new markets we may enter;

•our ability to develop new products and services (including our cryptocurrency and blockchain innovations), features and functionality that are competitive and meet market needs;
•our ability to diversify our business and broaden our suite of financial services offerings;
•our ability to realize the benefits of our strategy, including what we refer to as our Financial Services Productivity Loop, and achieve scale in our Financial Services segment;
•our ability to successfully operate as a bank holding company, and to operate SoFi Bank;
•our ability to make accurate credit and pricing decisions or effectively forecast our loss rates;
•our ability to establish and maintain an effective system of internal controls over financial reporting;
•our ability to realize the anticipated benefits of prior acquisitions and any additional acquisitions we undertake;
•our ability to successfully expand our operations into foreign jurisdictions, including compliance with a variety of foreign laws;
•the outcome of any legal or governmental proceedings that may be instituted against us; and
•other factors detailed under the section titled “Risk Factors.”
These and other risks, assumptions and uncertainties are described in the sections entitled “Risk Factors” in this prospectus supplement, the Prospectus, our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 (each of which is incorporated by reference into the Prospectus) and any subsequent prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.
You should read this prospectus supplement and the Prospectus completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement and the Prospectus. You should read this entire prospectus supplement and the Prospectus, including the sections entitled “Risk Factors” in this prospectus supplement, the Prospectus, our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 (each of which is part of the Prospectus) and any subsequent prospectus supplement, before deciding whether to invest in our common stock. In addition, this prospectus supplement and the Prospectus include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”
OUR BUSINESS
Company Overview
We are a mission driven company designed to help our members achieve financial independence in order to realize their ambitions. To us, financial independence does not mean being wealthy, but rather represents the ability of our members to have the financial means to achieve their personal objectives at each stage of life, such as owning a home, having a family, or having a career of their choice—more simply stated, to have enough money to do what they want. We were founded in 2011 and have developed a suite of financial products that offers the speed, selection, content and convenience that only an integrated digital platform can provide. In order for us to achieve our mission, we have to help people get their money right, which means providing them with the ability to borrow better, save better, spend better, invest better and protect better. Everything we do today is geared toward helping our members “Get Your Money Right” and we strive to innovate and build ways for our members to achieve this goal.
In order to help achieve our mission, we are a member-centric, one-stop shop for financial services that, through our Lending and Financial Services products, allows members to borrow, save, spend, invest and protect their money. We refer to our customers as “members” and “clients”. We offer personal loans, student loans, home loans and related servicing and offer a variety of financial services products, such as SoFi Money, SoFi Credit Card, SoFi Invest and SoFi Relay, that provide more daily interactions with our members, as well as products and capabilities, such as SoFi At Work, that are designed to appeal to enterprises. Lending related services that we offer through our Loan Platform Business help a broader range of borrowers to find lending solutions, through our relationships with members as well as third-party enterprise partners. We have also made strategic acquisitions to further expand our technology platform capabilities for enterprises, which we believe deepen our participation in the entire technology ecosystem powering digital financial services.
We have built a personalized area within our digital native application, which we refer to as the member home experience. The member home experience is personalized and delivers content to a member about what they must do that day in their financial life, what they should consider doing that day in their financial life, and what they could do that day in their financial life. Through the member home experience, there are significant opportunities to build frequent engagement and, to date, the member home experience has been an important driver of new product adoption. The member home experience is an important part of our strategy and our ability to use data as a competitive advantage.
To complement these products and services, we believe in establishing partnerships with other enterprises to leverage our existing capabilities to reach a broader market and in building vertically-integrated technology platforms designed to manage and deliver our suite of products and technology solutions to our members and clients in a low-cost and differentiated manner.

Our three reportable segments and their primary product and service offerings as of September 30, 2025 were as follows:

(1)    Loan Platform Business includes activity related to (i) certain loans which we originate on behalf of third-party partners, (ii) referred loans which are originated by a third-party partner to which we provide pre-qualified borrower referrals, (iii) certain loans associated with our Lantern financial services marketplace platform, and (iv) servicing rights assumed from third parties.
Members
We have created an innovative financial services platform designed to offer best-in-class products to meet the broad objectives of our members and the lifecycle of their financial needs. Our platform offers our members a suite of financial products and services, enabling them to borrow, save, spend, invest and protect their finances across one integrated platform, as well as personal financial management tools and benefits to complement our products. Our aim is to create a best-in-class, integrated financial services platform that will generate a virtuous cycle whereby positive member experiences will lead to new product adoption by existing members and enhanced profitability for each additional product by lowering overall member acquisition costs and increasing the lifetime value of our members. We refer to this virtuous cycle as our “Financial Services Productivity Loop”. We believe that developing a comprehensive, long-term relationship with our members and gaining their trust is central to our success as a financial services platform. We have a digital-first financial services platform that we believe can support all of our members’ financial services needs throughout their lifetime. We believe this will lead to a competitive advantage over financial institutions that provide a disjointed and non-seamless product experience, a lack of digital customer acquisition, subpar mobile web products instead of digital native apps and incomplete product offerings to meet a customer’s holistic financial needs.
Enterprises
In addition to benefiting our members, our products and capabilities are also designed to appeal to enterprises and have become interconnected with the SoFi platform, such as financial services institutions that subscribe to our enterprise services, third-party partners in our Loan Platform Business, and clients who utilize our technology platform services. While our enterprises are not considered members, they are important contributors to the growth of the SoFi platform, and also have their own constituents who might benefit from our products in the future.
SoFi Bank
SoFi Technologies is a bank holding company, and SoFi Bank is a nationally chartered association. Golden Pacific’s community bank business continues to operate as a division of SoFi Bank.

As a bank holding company, we offer checking and savings accounts and credit cards through SoFi Bank. We are originating all new loans within SoFi Bank, and we intend to continue to explore other products for SoFi Bank over time. The key current and expected financial benefits to us of operating a national bank include: (i) lowering our cost to fund loans, as we can utilize deposits held at SoFi Bank to fund loans, which generally have a lower borrowing cost of funds than warehouse and securitization financing, (ii) increasing our flexibility to hold loans on our balance sheet for longer periods, thereby enabling us to earn interest on these loans for a longer period, (iii) supporting origination volume growth by providing an alternative financing option, while also maintaining our warehouse capacity, and (iv) through deposits, providing us with a channel to obtain meaningful member data that can allow us to better serve our members’ financial needs.
International Operations
While we primarily operate in the United States, we also operate internationally in Latin America and Canada largely through our Technology Platform segment, as well as in Hong Kong through SoFi Holdings (Hong Kong) Limited (an investment business).
Corporate Information
We were incorporated under the name “Social Capital Hedosophia Holdings Corp. V” on July 10, 2020 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On May 28, 2021, we domesticated into a Delaware corporation and changed our name to “SoFi Technologies, Inc.” in connection with the domestication.
Our principal executive office is located at 234 1st Street, San Francisco, California 94105. Our telephone number is (855) 456-7634. Our website address is www.sofi.com. Information contained on, or otherwise accessible through, our website is not a part of this prospectus supplement.

THE OFFERING

Issuer	SoFi Technologies, Inc.
Common stock offered by Us	54,545,454 shares of common stock
Shares of Common Stock to be Outstanding Immediately After the Offering	1,259,115,109 shares (or 1,267,296,927 shares if the underwriters exercise their option to purchase additional shares in full).
Underwriters’ option
The underwriters may also purchase up to an additional aggregate 8,181,818 shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. For additional information regarding underwriting compensation, see “Underwriting.”

Listing	Shares of our common stock are listed on the Nasdaq under the symbol “SOFI.”
Use of proceeds
We intend to use the net proceeds from the offering for general corporate purposes, including but not limited to enhancing capital position, increasing optionality and enabling further efficiency of capital management, and funding incremental growth and business opportunities.

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page iii of the Prospectus, page 27 of our Annual Report on Form 10-K for the year ended December 31, 2024 and page 108 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 (each of which is part of this Prospectus) and in any subsequent prospectus supplement for a discussion of factors you should carefully consider before investing in our common stock.

Except as otherwise indicated, all information in this prospectus supplement regarding the number of shares of common stock outstanding is based on 1,204,569,655 shares of common stock outstanding as of September 30, 2025 and excludes:
•13,795,167 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of September 30, 2025 with a weighted average exercise price of $7.94 per share;
•52,724,238 shares of common stock reserved for issuance upon settlement of restricted stock units outstanding as of September 30, 2025;
•14,435,851 shares of common stock reserved for issuance upon settlement of performance stock units outstanding as of September 30, 2025; and
•shares of common stock issuable upon the conversion of an aggregate of $428.0 million of 0.00% convertible senior notes due 2026.

RISK FACTORS
Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the risks and uncertainties described below, on page iii of the Prospectus, page 27 of our Annual Report on Form 10-K for the year ended December 31, 2024 and page 108 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 (each of which is part of the Prospectus) and in any subsequent prospectus supplement, in addition to the other information contained in this prospectus supplement, the Prospectus and in any subsequent prospectus supplement, including our consolidated financial statements and related notes in the Prospectus and in any subsequent prospectus supplement. The risks and uncertainties described below, in the Prospectus and in any subsequent prospectus supplement are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our common stock and might cause you to lose all or part of your investment in the offered shares of common stock.
Risks Related to Ownership of Our Common Stock
 The price of our common stock has fluctuated and may be volatile in the future.
The price of our common stock has fluctuated and may continue to fluctuate due to a variety of factors, including:
•changes in the industry in which we operate, including public perception of such industry;
•developments involving our competitors;
•changes in laws and regulations affecting our business, or changes in policies with respect to student loan forgiveness;
•changes in interest rates and inflation;
•variations in our operating performance and the performance of our competitors in general;
•actual or anticipated fluctuations in our quarterly or annual operating results;
•publication of research reports by securities analysts about us or our competitors or our industry;
•the public’s reaction to our press releases, our other public announcements and our filings with the SEC or any changes in our reputation;
•additions and departures of key personnel;
•commencement of, or involvement in, litigation or regulatory enforcement investigations involving our company;
•volatility in capital markets and changes in the volume of shares of our common stock available for public sale; and
•general economic and political conditions, such as the effects of recessions, interest rates, tariffs, inflation, consumer confidence and spending, public perception of the financial services industry, availability of loans and liquidity in the capital markets, local and national elections, corruption, political instability and acts of war or terrorism, including uncertainty stemming from governmental actions and policies and regulatory priorities.
These market and industry factors, as well as others, may materially reduce the market price of our common stock regardless of our operating performance.

Future resales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, have in the past and could in the future depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Sales of a substantial number of shares, or the perception that such sales may occur, could have a material and adverse effect on the trading price of our common stock. Sales of a substantial number of shares of common stock in the public market could occur at any time. We have filed with the SEC a registration statement on Form S-3 which allows us to sell securities from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could cause the market price of our common stock to decline or increase the volatility in the market price of our common stock.
Our issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise will dilute all other stockholders.
Our issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise will dilute our stockholders. We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to continue granting equity awards to employees, directors, and consultants under our stock incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.
USE OF PROCEEDS
We estimate that the net cash proceeds to us from the Offering will be approximately $1.484 billion, or approximately $1.707 billion, if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering for general corporate purposes, including but not limited to enhancing capital position, increasing optionality and enabling further efficiency of capital management, and funding incremental growth and business opportunities.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the shares of common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	15,272,726
BofA Securities, Inc.	9,818,182
Deutsche Bank Securities Inc.	9,818,182
Citigroup Global Markets Inc.	9,818,182
Mizuho Securities USA LLC	9,818,182
Total	54,545,454
We have agreed in the underwriting agreement, during the period beginning the date of this prospectus supplement and continuing to and including the date 60 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the securities offered hereby, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise (other than (a) the securities to be sold hereunder, (b) any shares of common stock issued by the Company upon the exercise of an option or warrant or settlement of a restricted stock unit or other equity awards or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (c) any shares of common stock issued or options to purchase common stock or restricted stock units or other equity awards granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or any successor to or continuation of an existing employee benefit plan and (d) any shares of common stock issued or options to purchase common stock or restricted stock units or other equity awards granted pursuant to any stock plan or dividend reinvestment plan referred to in the Prospectus), without Goldman Sachs & Co. LLC’s prior written consent.
The underwriters are committed to take and pay for all of the shares of common stock being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have an option to buy up to an additional 8,181,818 shares from the Company to cover sales by the underwriters in the initial offering of the shares or in the open market of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.270000 per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company.

Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 8,181,818 additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public Offering Price	$27.50	$27.50	$1,499,999,985.00	$1,724,999,980.00
Underwriting discounts and commissions paid by us	$0.27	$0.27	$14,727,272.58	$16,936,363.44
Proceeds, before expenses, to us	$27.23	$27.23	$1,485,272,712.42	$1,708,063,616.56
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The expenses of this offering, not including the underwriting discount, that have been paid or are payable by us are estimated to be approximately $1.2 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $40,000.
Shares of our common stock are listed on Nasdaq under the symbol “SOFI.”
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares of common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the EU Prospectus Regulation:
•to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the Bookrunners for any such offer; or
•in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of shares of common stock shall result in a requirement for the Company or any of the Bookrunners to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the Bookrunners and the Company that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the Bookrunners has been obtained to each such proposed offer or resale.
The Company, the Bookrunners and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the Bookrunners of such fact in writing may, with the prior consent of the Notwithstanding the above, a person who is not a “qualified investor” and who has notified the Bookrunners of such fact in writing may, with the prior consent of the Bookrunners, be permitted to acquire shares of common stock in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
An offer to the public of any shares of common stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares of common stock may be made at any time under the following exemptions under the UK Prospectus Regulation:
•to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Bookrunners for any such offer; or
•in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”), provided that no such offer of shares of common stock shall result in a requirement for the Company or any Bookrunner to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the Bookrunners and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the Bookrunners has been obtained to each such proposed offer or resale.
The Company, the Bookrunners and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the Bookrunners of such fact in writing may, with the prior consent of the Bookrunners, be permitted to acquire shares of common stock in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock.
This Prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1) – (3) together being referred to as “relevant persons”). The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares of common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus or any of its contents.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Brazil
The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations.
The securities may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.
Australia
This prospectus supplement:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or to buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of common stock, offer, transfer, assign or otherwise alienate those shares of common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
United Arab Emirates
The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of common stock. No shares of common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)    to any person which is a professional client as defined under the FinSA;
(b)    to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the joint book-running managers for any such offer; or
(c)    in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of shares of common stock shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.
Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters in connection with the securities to be offered by this prospectus supplement will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. The underwriters have been represented by Latham & Watkins LLP, New York, New York.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 (Registration No. 333-289046) under the Securities Act with respect to the shares of common stock offered by this prospectus supplement and the Prospectus. This prospectus supplement and the Prospectus do not contain all of the information included in the registration statement or the exhibits. Statements contained in this prospectus supplement and the Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.
    We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the Internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Information” at www.sofi.com. The information contained on, or otherwise accessible through, our website, however, is not, and should not be deemed to be, a part of the Prospectus or this prospectus supplement.

54,545,454 Shares

SOFI TECHNOLOGIES, INC.
Common Stock
PROSPECTUS SUPPLEMENT
December 4, 2025